Exhibit (m)(iii)

AMENDED AND RESTATED EXHIBIT A

DATED MAY 20, 2025

TO THE DATUM ONE SERIES TRUST

SHAREHOLDER SERVICES PLAN

DATED DECEMBER 5, 2023

Shareholder Servicing Fee
Fund	Classes of Shares	Maximum Fee
Brandes International Equity Fund	Class A	None
Brandes International Equity Fund	Class C	0.25%
Brandes International Equity Fund	Class I	None
Brandes Global Equity Fund	Class A	None
Brandes Global Equity Fund	Class C	0.25%
Brandes Global Equity Fund	Class I	None
Brandes Emerging Markets Value Fund	Class A	None
Brandes Emerging Markets Value Fund	Class C	0.25%
Brandes Emerging Markets Value Fund	Class I	None
Brandes International Small	Class A	None
Brandes International Small	Class C	0.25%
Brandes International Small	Class I	None
Brandes Small Cap Value Fund	Class A	None
Brandes Small Cap Value Fund	Class C	N/A
Brandes Small Cap Value Fund	Class I	None
Brandes Core Plus Fixed Income Fund	Class A	None
Brandes Core Plus Fixed Income Fund	Class C	N/A
Brandes Core Plus Fixed Income Fund	Class I	None
Brandes Separately Managed Account Reserve Trust	Class A	N/A
Brandes Separately Managed Account Reserve Trust	Class C	N/A
Brandes Separately Managed Account Reserve Trust	Class I	N/A
Stewart Investors Worldwide Leaders Fund	Select	None
Stewart Investors Worldwide Leaders Fund	Investor	0.10%
Stewart Investors Global Emerging Markets Leaders Fund	Select	None
Stewart Investors Global Emerging Markets Leaders Fund	Investor	0.10%
First Sentier American Listed Infrastructure Fund	Class I	0.10%
First Sentier Global Listed Infrastructure Fund	Class I	0.10%